Exhibit 99.1
F O R   I M M E D I A T E   R E L E A S E
September 16, 2008

For Further Information, Contact:
Chris A. Karkenny or	Michael E. Polgardy
Chief Financial Officer	Treasurer
949.639.4990	949.639.4357
     26220 Enterprise Court
     Lake Forest, California 92630
     Tel 949.639.2000
APRIA HEALTHCARE GROUP INC. ANNOUNCES FILING OF DEFINITIVE
PROXY STATEMENT AND DATE OF SPECIAL MEETING OF
SHAREHOLDERS
LAKE FOREST, CA...September 16, 2008...Apria Healthcare Group Inc. (NYSE: AHG) today announced that the definitive proxy statement has been filed with the Securities and Exchange Commission in connection with the pending merger between Apria and an affiliate of The Blackstone Group (NYSE: BX). Apria also announced that a special meeting of its shareholders to consider a proposal to approve the merger agreement between Apria and Blackstone has been scheduled for Friday, October 10, 2008, at 10:00 a.m., local time at 26220 Enterprise Court (Building 26210 – Sawgrass Room), Lake Forest California. Apria’s shareholders of record as of the close of business on August 18, 2008 will be entitled to vote at the special meeting.
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About Apria Healthcare Group Inc.
Apria provides home respiratory therapy, home infusion therapy and home medical equipment through approximately 550 locations serving patients in all 50 states. With over $1.6 billion in annual net revenues ($2.1 billion if Apria’s December 3, 2007 acquisition of Coram, Inc. were included for the full year), it is the nation’s leading home healthcare company.
About The Blackstone Group
Blackstone is one of the world’s leading investment and advisory firms. They seek to create positive economic impact and long-term value for their investors, the companies they invest in, the companies they advise and the broader global economy. They do this through the commitment of extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement service. Further information is available at www.blackstone.com.
Additional Information
In connection with the proposed merger between Apria and Blackstone and the special meeting of Apria’s shareholders, Apria filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on September 16, 2008. Prior to the

special meeting, Apria will furnish the definitive proxy statement to its shareholders, together with a proxy card. Apria’s shareholders are strongly advised to carefully read its definitive proxy statement, as it contains important information about Apria, Blackstone, the proposed merger and related matters that shareholders should consider before making a decision about the merger. In addition to receiving the definitive proxy statement from Apria by mail, shareholders are also able to obtain the definitive proxy statement, as well as other documents filed by Apria with the SEC, without charge, from the SEC’s website (www.sec.gov), from Apria’s website (www.apria.com) or by writing to Apria Healthcare Group Inc., 26220 Enterprise Court, Lake Forest, California 92630-8405, Attention: Corporate Secretary.
Apria and its executive officers and directors may be deemed to be participants in the solicitation of proxies of Apria’s shareholders with respect to the proposed merger. Information regarding any interests that Apria’s executive officers and directors may have in the transaction are set forth in the definitive proxy statement filed with the SEC on September 16, 2008.
Forward-Looking Statements
This release may contain statements regarding anticipated future developments that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in Apria’s filings with the Securities and Exchange Commission and other factors over which Apria has no control.
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